Exhibit 23.1

CAWLEY, GILLESPIE & ASSOCIATES, INC.

PETROLEUM CONSULTANTS

13640 BRIARWICK DRIVE, SUITE 100 AUSTIN, TEXAS 78729-1707 512-249-7000	306 WEST SEVENTH STREET, SUITE 302 FORT WORTH, TEXAS 76102-4987 817- 336-2461 www.cgaus.com	1000 LOUISIANA STREET, SUITE 1900 HOUSTON,TEXAS 77002-5008 713-651-9944

CONSENT OF CAWLEY, GILLESPIE & ASSOCIATES, INC.

March 30, 2022

Permian Basin Royalty Trust

Simmons Bank

2911 Turtle Creek Boulevard, Suite 850

Dallas, Texas 75219

Gentlemen:

Cawley, Gillespie & Associates, Inc., hereby consents to the use of the oil and gas reserve information in the Permian Basin Royalty Trust Securities and Exchange Commission Form 10-K for the year ending December 31, 2021 and in the Permian Basin Royalty Trust Annual Report for the year ending December 31, 2021, based on reserve reports dated February 21, 2022, prepared by Cawley, Gillespie & Associates, Inc.

Submitted,

Cawley, Gillespie & Associates, Inc.
Texas Registered Engineering Firm F-693

J. Zane Meekins, P. E.
Executive Vice President